EXHIBIT 10.4

THIS CARTEL NETWORK AGREEMENT ("Agreement") is made this 14th day of May, 1999, by and between INTEGRATED DELIVERY TECHNOLOGIES, INC., a New York corporation having a principal place of business at 300 Pearl Street, Olympic Towers, Suite 700, Buffalo, New York 14202 ("IDT") and THE GREATER BUFFALO SAVINGS BANK, a New York corporation having a principal place of business at 43 Court Street, Buffalo, New York 14202 ("Participant").

WHEREAS IDT administers an electronic funds transfer network known as the "Cartel Network" which facilitates the routing, processing and settling of certain transactions;

WHEREAS IDT desires to grant to Participant, and Participant desires to receive from IDT, the right to participate in the Cartel Network (as hereinafter defined) to facilitate certain financial transactions; and

WHEREAS Participant desires to connect the Participant System (as hereinafter defined) to the Cartel System (as hereinafter defined) to facilitate such financial transactions.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto (individually, a "Party"; collectively, the "Parties") hereby agree as follows:

1. Defined Terms. For purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

a. "Cartel Mark" means the "CARTEL" service mark, trademark or logotype and any other service mark, trademark or logotype used by IDT from time to time to uniquely identify the Cartel Network or any services IDT provides and which relate to its operation of the Cartel Network.

b. "Cartel Network" means the electronic funds transfer network operated by IDT, including, without limitation, the Cartel Program (as hereinafter defined), Cartel System, procedures and agreements constituting such network.

c. "Cartel Program" means the computer software program used by IDT in connection with the Cartel Network.

d. "Cartel System" means the Cartel Program and related hardware and equipment used by IDT in connection with the Cartel Network.

e. "Commencement Date" means the first day on which Participant is able to use the Cartel Network to initiate Transactions (as hereinafter defined) at System Facilities (as hereinafter defined) pursuant to this Agreement.

f. "Customers" means customers of Participant and/or customers of any financial institution or other third party which is able to use the Cartel Network to transact business.

g. "Fee Schedule" means the Two (2) year pricing schedule of IDT which takes effect on January 1 of each even numbered year and governs the fees due and payable under this Agreement through December 31 of the next odd numbered year. Each Fee Schedule shall be published by IDT on or before the September 1 preceding its effective date. The initial Fee Schedule is attached hereto and made a part hereof as Exhibit A.

h. "Operating Procedures Manual" means the written IDT procedures manual, as amended by IDT from time to time, setting forth the specifications and procedures for the proper use and operation of the Cartel Network for the routing, transmission and settlement of Transactions pursuant to this Agreement.

i. "Participant Program" means the computer software program used by participant in connection with the Participant System.

j. "Participant System" means the Participant Program and related hardware and equipment used by Participant to facilitate transactions.

k. "Primary Network" means the electronic funds transfer network to which Transactions are routed in the event that (i) Participant participates in another electronic funds transfer network; (ii) a Customer of Participant initiates a Transaction at a System Facility; and (iii) such System Facility also participates in such other electronic funds transfer network.

l. "Program" means the Cartel Program or the Participant Program, as the case may be.

m. "System Facility" means each shared automated teller machine point-of-sale terminal, point-of-banking terminal and similar facility using the Cartel Network under the Cartel Mark and at which Transactions can be initiated by Customers.

n. "Transaction" means a deposit, payment, withdrawal, funds transfer, cash advance, balance inquiry, direct debit or any other credit or financial transaction initiated at a System Facility by a Customer that may affect such Customer's deposit or credit account maintained with its financial institution.

2. Term. The initial term of this Agreement shall commence on the date hereof and shall expire on the third anniversary of the Commencement Date, unless earlier terminated as provided in Section 12 ("Initial Term"). Unless earlier terminated as provided in Section 12, upon expiration of the Initial Term, this Agreement shall automatically renew (upon the same terms and conditions except as otherwise provided herein) for successive Two (2) year renewal terms (each, a "Renewal Term") unless, not later than Ninety (90) days prior to the end of the Initial Term of the then current Renewal Term, either Party shall give the other Party notice of its intention to terminate this Agreement at the end of the then current term. (The Initial Term and any Renewal Terms shall be collectively referred to as the "term".) The Parties agree to hereafter document the Commencement Date in writing.

3. Participation in Cartel Network. IDT grants Participant the non-transferable (by operation of law or otherwise) and non-exclusive right to: (a) use the Cartel Network to transact business at System Facilities on the terms and conditions and in the manner provided for in this Agreement and the Operating Procedures Manual; (b) use the Cartel Mark in the manner described in Section 9 hereof; and (c) participate in the Cartel Network; all subject to the terms and provisions of this Agreement and the Operating Procedures Manual.

4. General Objection.

a. IDT Duties - Subject to the terms hereof, IDT shall:

(i) allow use of the Cartel Network as provided herein so as to enable Participant and its Customers to initiate Transactions at System Facilities; and

(ii) maintain the Cartel Network and perform all other acts in accordance with the Operating Procedures Manual.

b. Participant Duties - Subject to the terms hereof, Participant shall:

(i) provide reasonable promotional support for the Cartel Mark;

(ii) comply with any and all of the terms of the Operating Procedures Manual; and

(iii) with respect to any and all proper third parties, designate IDT as Participant's Primary Network.

c. Joint Duties and Responsibilities - Subject to the terms hereof, each Party shall:

(i) pursuant to the Operating Procedures Manual, provide information and reports to each other as are reasonably required in order to settle Transactions;

(ii) maintain all Transaction records and other records required by any and all applicable laws, rules, regulations or this Agreement in connection with the performance of its obligations hereunder; and

(iii) provide information and reasonable assistance (not involving material cost) to the other Party in connection with applications to regulatory authorities for any required approvals for use of the Systems Facilities.

5. System Connection. In accordance with the Operating Procedures Manual, Participant shall, at its sole cost and expense, take any and all steps and measures as shall be reasonably required to connect the Participant System to the Cartel System, including, without limitation, making any necessary modifications to the Participant Program and purchasing any necessary and additional equipment. Participant shall connect the Participant System to the Cartel System using the interface option selected by Participant on Exhibit B attached hereto and made a part hereof. Participant shall be responsible for: (a) assuring that the Participant Program and the equipment used in connection with the Participant System are capable of interacting and communicating with the Cartel System in accordance with the Operating Procedures Manual; (b) any and all expenses incurred with respect to the applicable telecommunications lines and modems; and (c) maintaining the performance standards set forth in the Operating Procedures Manual.

6. Additional Services. In addition to the right to participate in the Cartel Network in accordance with the terms hereof, Participant hereby subscribes for those additional services of IDT selected by Participant on Exhibit C attached hereto and made a part hereof. In consideration therefor, Participant hereby agrees to pay to IDT the fees applicable to such additional service(s) as set forth in the Fee Schedule.

7. Fees.

a. Fee Schedule - Subject to the terms and conditions hereof, each Party shall pay to the other Party the applicable fees and other charges (collectively, "Fees") set forth in the Fee Schedule.

b. Payment of Fees - Any and all Fees shall be paid by each Party in accordance with the Operating Procedures Manual.

c. Taxes - There shall be added to the Fees the amount of any and all taxes, charges, assessments and other similar amounts, however designated, levied or based on such Fees, including, but not limited to, federal, state and/or local sales, use or excise taxes; excluding, however, any taxes on or measured by a Party's income.

d. Late Charge - Any Fees not received by a Party within Twenty (20) days of when due hereunder shall be subject to a late payment charge ("Late Charge") equal to One and One-Half Percent (1.5%) per month. In the event that the Late Charge exceeds the maximum interest rate allowed by applicable law, then said Late Charge shall be deemed to be reduced to equal the maximum interest rate allowed by applicable law.

8. Data Processing.

a. The Programs - Each Party represents that it is a non-exclusive licensee of its respective Program and has the right to use and permit the use of such Program in the manner envisioned by this Agreement. Each Party further represents that its respective Program is capable of carrying out the functions and achieving the results specified in the Operating Procedures Manual.

b. Services - The Parties shall made available to each other such data processing services as are required to enable Customers to initiate Transactions at System Facilities. Further, each Party shall provide to the other the reports and other information as required pursuant to in the Operating Procedures Manual.

c. Reversion - Upon any termination of this Agreement, any and all rights of each Party in and to its respective Program shall immediately revert to such Party. During the Term, each Party's non-exclusive right to the date processing services of the other Party's Program shall be used solely by and for the benefit of such Party, and such Party may assign (by operation of law or otherwise) or in any manner transfer all or any portion of such right to any other person or entity, or permit the use thereof by any other person or entity, without the prior written consent of the other Party.

d. Data Processing Errors - Each Party makes no representation or warranty, express or implied, regarding its respective Program or the data processing services provided to the other Party hereunder, other than the express representations contained in Section 8a hereof. Each Party shall cause due care to be used in the performance of data processing services for the other Party as required by this Agreement. Each Party shall, at its sole cost and expense, correct any data processing errors which are due solely to: (i) the malfunction of such Party's controlled machines or programs; or (ii) the act of omission of such Party, its employees or agents. It is the intention of the Parties that the costs of correcting any other data processing errors shall be borne equitably by the Parties. The obligation of each Party under this Section 8d shall be limited to the direct cost of correcting such errors and shall not extend to any direct, indirect consequential, special or exemplary damages resulting therefrom. Each Party shall cause any malfunctions of the types described above to be corrected as promptly as possible. Each Party shall not be liable for any failure to provide data processing services to the other Party as required by this Agreement is such failure is due to any cause or condition beyond such Party's reasonable control.

e. Internal Program or Internal System Modifications - Each Party, in its sole discretion, may modify its respective Program to incorporate improvements or enhancements which do not alter the Cartel Network's capabilities or achievable results as described in the Operating Procedures Manual. Each Party agrees not to make any modification which would impose an unreasonable economic or procedural burden on the other Party. Each Party shall notify the other Party in writing Thirty (30) days in advance of any such Program improvement or enhancement and shall, upon the reasonable request of the other Party, reasonably test such changes prior to implementation.

9. Cartel Mark

a. Function and Display of Cartel Mark - Participant acknowledges and agrees that the principal function of the Cartel Mark is to identify the services which IDT provides to Customers in order to permit them to initiate Transactions at System Facilities.

b. Use of Cartel Mark - IDT grants to Participant the non-exclusive and non-transferable (by operation of law or otherwise) limited right to use the Cartel Mark for the sole purpose of identifying the location or locations at which Customers are authorized to initiate Transactions. Participant covenants and agrees that it will use the Cartel Mark only in the manner set forth in this Agreement and in the Operating Procedures Manual.

c. Advertising and Promotion - All of Participant's advertising and promotional materials of whatever type relating to System Facilities shall contain the Cartel Mark in such a manner so as to clearly indicate that such System Facilities may be used by Customers to initiate Transactions. As utilized in any such advertising and promotional materials, the Cartel Mark shall have at least equal prominence with any other service mark of other electronic funds transfer networks.

d. Restrictions, Conditions and Limitations - All of the foregoing uses of the Cartel Mark by Participant pursuant to the limited rights granted herein shall be subject to the following provisions:

(i) Participant shall use the Cartel Mark only for the purposes and in the manner provided in this Agreement and the Operating Procedures Manual;

(ii) Participant shall permit duly authorized representatives of IDT to inspect at all reasonable times the manner in which the Cartel Mark is being used by Participant, and shall, upon written request, submit samples of the use of the Cartel Mark or descriptions thereof used in advertising or otherwise;

(iii) Participant shall comply with any and all federal, state and municipal laws and ordinances pertaining to marks in force at any time in the jurisdiction or jurisdictions within which Participant utilizes the Cartel Mark in accordance herewith;

(iv) If the law permits or requires, IDT shall, at its sole costs and expenses, make application to register Participant as a permitted or registered user of the Cartel Mark, and if necessary or appropriate, Participant shall join in such application and shall execute any documents as may be necessary to implement the same;

(v) Participant's right to use the Cartel Mark pursuant to this Agreement is non-exclusive, non-transferable and non-divisible (including any transfer or division by operation of law);

(vi) Participant acknowledges IDT's exclusive right, title and interest in and to the Cartel Mark, and Participant shall not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair such right, title and interest.

(vii) Participant shall not in any manner represent that it has any ownership interest in the Cartel Mark or the registration thereof; and Participant acknowledges that its use of the Cartel Mark will not create or give rise to any right, title or interest therein to the Cartel Mark, and that all such uses will inure to the benefit of IDT; and

(viii) Participant shall not use the Cartel Mark to describe, advertise or identify in any manner anything other than the services described herein.

(e) Access Cards - Participant shall display the Cartel Mark on the Participant's access cards as follows: (i) the Cartel Mark shall be displayed on all such newly issued cards after the Participant's existing stock of access cards is depleted; and (ii) the Cartel Mark shall be displayed on all such access cards which are re-issued by the Participant to its Customers.

10. Settlement. The settlement of all Transactions shall be performed in accordance with this Agreement and the Operating Procedures Manual.

11. Insurance. Each Party shall obtain and maintain for insurance coverage against personal injury and property damage under a policy of general liability insurance, with limits of at least $1,000,000/$3,000,000 in respect of personal injury, and $1,000,000 for property damage.

12. Termination.

a. By IDT - IDT shall have the right to terminate this Agreement upon the occurrence of any of the following events of default ("Participant Events of Default"):

(1) failure of Participant to pay any fee or charge payable by it hereunder when the same becomes due, which breach or default is not cured within Five (5) days after notice thereof to Participant;

(2) breach or default by Participant of any other term or obligation pursuant to this Agreement or the Operating Procedures Manual, which breach or default is not cured within Thirty (30) days after notice thereof to Participant;

(3) Participant files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy laws, or Participant is adjudicated a bankrupt or becomes insolvent; or

(4) a petition is filed proposing the adjudication of Participant as bankrupt or insolvent pursuant to any federal or state bankruptcy laws, and: (a) Participant consents to such filing; or (b) such petition is not dismissed by Participant within Ninety (90) days after the filing thereof.

Upon the occurrence of any Participant Event of Default, IDT shall have the right, but not the obligation, to terminate this Agreement upon written notice to Participant within Thirty (30) days after the Participant Event of Default. Upon any such termination of this Agreement: (1) the entire unpaid amount of any Fees due a Party hereunder shall be deemed immediately due and payable; and (2) Participant shall immediately return to IDT any and all IDT papers, records and other materials in Participant's possession or control. The exercise by IDT of the right of termination provided for herein is a nonexclusive remedy and does not constitute a waiver by IDT of any other rights or remedies available to it under applicable law.

b. By Participant - Participant shall have the right to terminate this Agreement upon the occurrence of any of the following events of default ("IDT Events of Default").

(1) failure of IDT to pay any fee or charge payable by it hereunder when the same becomes due, which breach or default is not cured within Five (5) days after notice thereof to Participant;

(2) breach or default by IDT of any other term or obligation pursuant to this Agreement or the Operating Procedures Manual, which breach or default is not cured within Thirty (30) days after notice thereof to IDT;

(3) IDT files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy laws, or IDT is adjudicated a bankrupt or becomes insolvent;

(4) a petition is filed proposing the adjudication of IDT as bankrupt or insolvent pursuant to any federal or state bankruptcy laws, and; (a) IDT consents to such filing; or (b) such petition is not dismissed by IDT within Ninety (90) days after the filing thereof; or

(5) (a) the net Fees to be paid by Participant to IDT, as computed using (i) the Fees set forth on the Fee Schedule delivered by IDT on or before September 1 of any odd numbered year and (ii) the Transactions and services of Participant and its Customers occurring during the month of June for any such year, exceed (b) the net Fees invoiced by IDT to Participant for such month of June, by more than fifteen percent (15%).

Upon the occurrence of any IDT Event of Default, Participant shall have the right, but not the obligation, to terminate this Agreement upon written notice of IDT within Thirty (30) days after the IDT Event of Default. Upon any such termination of this Agreement: (1) the entire unpaid amount of any Fees due a Party hereunder shall be deemed immediately due and payable; and (2) IDT shall immediately return to Participant any and all Participant papers, records and other materials in IDT's possession or control. The exercise by Participant of the right of termination provided for herein is a nonexclusive remedy and does not constitute a waiver by Participant of any other rights or remedies available to it under applicable law.

13. Public Disclosure. Each Party shall have the right, in its sole discretion, to disclose the existence of this Agreement to third parties.

14. Amendment. This Agreement shall not be amended except by a writing executed by both Parties.

15. Arbitration. Any dispute or claim arising out of or pursuant to this Agreement shall be submitted to binding arbitration in accordance with the expedited Commercial Arbitration Rules of the American Arbitration Association. The site of such arbitration proceedings shall be in Buffalo, New York. Judgment upon any award may be entered in any court having jurisdiction thereof. This Section shall not limit either Party's right to obtain any provisional or equitable remedy, including, without limitation, injunctive relief from any court of competent jurisdiction, as may be necessary in the sole judgment of such Party to protect its rights.

16. Assignment. Neither Party shall have the right to assign any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

17. Cooperation. Each Party agrees to take all such steps, execute and deliver such further documents and perform such acts as may be reasonably requested by the other Party in order to effectuate the purposes of this Agreement.

18. Counterparts. This Agreement may be executed simultaneously in Two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that both Parties are not a signatory to the original or the same counterpart.

19. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements of the Parties, whether written or oral, with respect to the subject matter herein.

20. Expenses. In the event of any arbitration proceeding pursuant to this Agreement, each Party shall be responsible for its own attorneys fees, costs and expenses.

21. Headings. The headings used herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

22. Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of law.

23. Notices. All notices hereunder shall be in writing and shall be deemed given upon personal delivery or when sent by certified mail, postage prepaid, return receipt requested, and shall be deemed given when personally delivered or when placed in possession of such mail, and addressed to the Party as follows:

To Participant:	The Greater Buffalo Savings Bank
43 Court Street
Buffalo, New York 14202
Att'n: President

with a copy to	______________________
______________________
______________________
______________________

To	IDT 300 Pearl Street
Suite 700 - Olympic Towers
Buffalo, New York 14202
Attn: Joseph E. Wolfson
Chief Executive Officer

with a copy to:	Damon & Morey LLP
1000 Cathedral Place
298 Main Street
Buffalo, New York 14202
Attn: Gust P. Pullman, Esq.

24. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, subject to the restrictions against assignment provided in Section 16.

25. Severability. If any provision of this Agreement is determined by any court of competent jurisdiction or an arbitrator to be illegal or unenforceable, such provision shall be automatically reformed and construed so as to valid, operative and enforceable to the maximum extent permitted by law or equity while preserving its original intent. The validity of any part of this Agreement shall not render invalid the remainder of this Agreement.

26. Waiver. Waiver by a Party of a breach of any provision of this Agreement shall not operate as nor be construed as a waiver of any subsequent breach thereof.

27. Survivability. Notwithstanding anything contained herein to the contrary, all representations, warranties and covenants contained in Sections 7b, 7d, 8c, 15, 20, 22, 27, 30, 31, 32, 33 and 34 shall survive the execution and delivery of this Agreement, the expiration or termination of this Agreement and any investigation conducted by either Party.

28. Relationship. The Parties acknowledge and agree that this Agreement does not create any partnership, joint venture or any other such relationship between them. This Agreement does not constitute either Party the agent, legal representative, employer or employee of the other Party for any purpose whatsoever. Neither Party is granted any express or implied right or authority to assume or to create any obligation on behalf of or in the name of the other Party or to bind the other Party in any manner whatsoever.

29. Force Majeure. Performance by either Party of any obligation hereunder shall be excused if and for so long as such breach or failure to perform is caused by a Force Majeure, and prompt notice thereof has been given to the other Party. "Force Majeure" means any event or circumstance beyond the reasonable control of the Party affected which prevents or delays the performance of the Party's obligations hereunder, including, without limitations, natural disasters, wars, riots, sabotage, government action, lockouts, strikes, labor disputes, acts of God or fire. If a Party fails to perform any obligation hereunder as a result of a Force Majeure, said Party shall be required to fulfill its obligations hereunder within a reasonable time after the Force Majeure ceases to exist.

30. Disclaimer of Warranties. (1) EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH HEREIN, IDT DOES NOT MAKE ANY OTHER REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ORAL OR WRITTEN, DIRECT OR INDIRECT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION, WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR AN ORDINARY, GENERAL OR PARTICULAR PURPOSE, WITH RESPECT TO THE CARTEL NETWORK OR ANY OF THE SERVICES TO BE PROVIDED BY IDT HEREUNDER; AND (2) IDT EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES WITH RESPECT TO THE CARTEL NETWORK OR ANY OF THE SERVICES TO BE PROVIDED BY IT HEREUNDER.

31. Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY HEREUNDER EXCEPT FOR ITS OBLIGATION TO INDEMNIFY AS SET FORTH IN SECTION 33 OR 34 HEREOF. WITHOUT LIMITING THE PRECEDING SENTENCE, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY, ANY CUSTOMER OR ANY THIRD PARTY HEREUNDER FOR: (A) ANY INDEMNITY OR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF USE, INTEREST OR CARRYING CHARGES ON INVESTMENT, EXPENSES ARISING FROM COSTS OF CAPITAL, UNDER-UTILIZATION OF LABOR, EQUIPMENT OR FACILITIES, OR ANY OTHER COMMERCIAL LOSS OR DAMAGE; OR (B) ANY OTHER INJURY TO THE OTHER PARTY, ANY CUSTOMER OR ANY OTHER THIRD PARTY, INCLUDING, WITHOUT LIMITATION, INJURY TO ANY PERSON OR ANY PROPERTY; ARISING FROM OR RELATING TO, WHETHER DIRECTLY OR INDIRECTLY: (X) THE OTHER PARTY'S USE OR PARTICIPATION IN SUCH PARTY'S NETWORK AS PROVIDED HEREIN; (Y) ANY ACT OR OMISSION OF ANY KIND BY SUCH PARTY; OR (Z) ANY REPRESENTATION OR WARRANTY RELATED TO (X) OR (Y) ABOVE.

32. Confidential Information.

a. Definition - For purposes of this Agreement, "Confidential Information" means any and all information which is regarded as confidential and/or proprietary by a Party and which is or has been disclosed by such Party ("Disclosing Party") as such to the other Party ("Recipient Party") in connection with this Agreement, including limitation, information concerning the Disclosing Party's suppliers, customers, pricing, marketing, techniques, product applications, products, licenses, patents, copyrights, know-how, trade secrets or methods. "Confidential Information" includes, without limitation, forms, documents, drawings, photographs, samples, visual demonstrations, observations, oral disclosures and any other information which may otherwise be perceived, reproduced, transmitted or communicated, as well as all analyses, computations, data, studies, reports (oral and written), and other documents and oral or written disclosures prepared by the Disclosing Party pertaining to, based on or containing, directly or indirectly, any such Confidential Information, or incorporating or reflecting the review by the Recipient Party of any such Confidential Information.

b. Exceptions - "Confidential Information" does not mean information (even when labeled as "confidential") which falls into any of the following categories:

(1) information known to the Recipient Party prior to the date of disclosure by the Disclosing Party. To the extent that Confidential Information consists of a combination of elements individually known to the Recipient Party, this exclusion shall not apply if the Recipient Party did not know such elements in said combination.

(2) information generally known to the public prior to the date of disclosure by the Disclosing Party. To the extent that Confidential Information consists of a combination of elements individually generally known to the public, this exclusion shall not apply if such elements were not generally known to the public in said combination.

(3) information which, after disclosure by the Disclosing Party, becomes generally known to the public through no act or omission of the Recipient Party (or its directors, officers, employees, agents or independent contractors), and then only after the date the information becomes publicly known. To the extent that Confidential Information consists of a combination of elements which after disclosure individually becomes generally known to the public, this exclusion shall not apply if such elements were not generally known to the public in said combination claimed.

(4) information which was or is independently developed by the Recipient Party without use of or reference to any Confidential Information, in whole or in part.

(5) information which is or becomes available to the Recipient Party from a third party (other than the Disclosing Party), which third party has represented to the Recipient Party (and which the Recipient Party has no reason to disbelieve after due inquiry) that it is entitled to disclose such information without violating, directly or indirectly, any agreement, understanding or confidential relationship with the Disclosing Party.

(6) information required to be disclosed by law or pursuant to a final order of a court or arbitrator having jurisdiction thereof, after expiration of any applicable appeal period.

c. Duty of Confidentiality - The Recipient Party shall: (1) take all steps as may be necessary or appropriate to protect the confidential and proprietary nature of the Disclosing Party's Confidential Information; (2) not publish or disclose the Disclosing Party's Confidential Information in any manner or form to any third party (except to the extent reasonably required for the exercise of the Recipient Party's right hereunder); (3) not, without the express prior written consent of the Disclosing Party, use the Disclosing Party's Confidential Information except as otherwise expressly permitted herein; and (4) ensure that access to the Disclosing Party's Confidential Information is available only to the employees of the Recipient Party on a "need to know" basis, and then only to the extent necessary for the purpose of enabling such employees to perform their assigned tasks, and the Recipient Party shall inform any such employee of the confidential nature of such Confidential Information.

d. Ownership - Disclosure of the Disclosing Party's Confidential Information hereunder shall not be construed as granting to the Recipient Party any right, title or interest of any kind in any Confidential Information of the Disclosing Party. All Confidential Information and all copies thereof are and shall remain the property of the Disclosing Party and shall be returned by the Recipient Party to the Disclosing Party upon the expiration or termination of this Agreement, at the written request of the Disclosing Party. The termination or expiration of this Agreement shall not effect any right, title or interest of the Disclosing party in its Confidential Agreement.

e. Survivability - The terms of this Section 32 shall survive the termination or expiration of this Agreement.

f. Legal Process - In the event disclosure of any Confidential Information of the Disclosing Party is required by law or any legal or regulatory order, regulation or requirement, the Recipient Party shall provide the disclosing Party with immediate written notice of same so that the Disclosing Party may seek an appropriate protective order or other remedy and the Recipient Party shall not disclosure any part of the Confidential Information pending conclusion of any legal proceedings regarding such disclosure. In the event that such protective order or other remedy cannot be obtained, the Recipient Party shall disclose only such part of the Confidential Information as is specifically required by the terms of such law, regulatory order, regulation or requirement, and the Recipient Party shall exercise its best efforts to obtain reliable assurance that confidential treatment shall be accorded the Confidential Information of the Disclosing Party.

g. No Representations or Warranties - The Recipient Party acknowledges and agrees that: (1) the Disclosing Party does not make any representation or warrant as to the accuracy or completeness of the Disclosing Party's Confidential Information; and (ii) the Disclosing Party shall not have any liability whatsoever to Recipient Party resulting from any use by the Recipient Party of the Disclosing Party's Confidential Information.

h. Equitable Remedies - Notwithstanding anything to the contrary contained herein, in the event of a breach or threatened breach by the Recipient Party of any provision of this Agreement, the Disclosing Party shall be entitled to seek a temporary restraining order or a preliminary injunction restraining the Recipient Party, from using, disclosing or publishing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting the Disclosing Party from pursuing any other remedies available to it for such breach or threat of breach, including, without limitation, the recovery of damages from the Recipient Party.

33. Indemnification by Participant. Participant shall indemnify, defend and hold IDT harmless from and against any and all direct expenses, losses, costs, deficiencies, liabilities and damages, including, without limitation, reasonable attorneys fees and disbursements, incurred or suffered by IDT, directly or indirectly, relating to:

a. any act or omission to act by Participant or any of its officers, directors, shareholders, employees, agents or representatives hereunder,

b. any breach or default in the performance of any covenant made by Participant in this Agreement; or

c. any breach of or false or fraudulent representation or warranty made by Participant in this Agreement.

34. Indemnification by IDT. IDT shall indemnify, defend and hold Participant harmless from and against any and all direct expenses, losses, costs, deficiencies, liabilities and damages, including, without limitation, reasonable attorneys fees and disbursements, incurred or suffered by Participant, directly or indirectly, relating to:

a. any act or omission to act by IDT or any of its officers, directors, shareholders, employees, agents or representatives hereunder,

b. any breach or default in the performance of any covenant made by IDT in this Agreement; or

c. any breach of or false or fraudulent representation or warranty made by IDT in this Agreement.

35. Compliance. Participant acknowledges and agrees that it shall be responsible for its own compliance with all applicable federal, state and local laws, rules and regulations arising from or relating to the performance of any of its obligations hereunder.

36. Contingency. This Agreement is contingent on Participant receiving approval from both the New York State Banking Department and the FDIC for the Greater Buffalo Savings Bank to be operated.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

INTEGRATED DELIVERY
TECHNOLOGIES, INC.

By:	/s/
Authorized Officer

THE GREATER BUFFALO SAVINGS BANK

By:	/s/
Authorized Officer

CARTEL NETWORK AGREEMENT

CBANYS

EXHIBIT A

FEE SCHEDULE

January 1, 1999 - December 31, 1999

I. INTERCHANGE FEES - The fees paid by the card issuer to the acquirer for each Cartel Network ATM and POB transaction.
Deposits	$.70
Withdrawal/Cash advance	$.40
Check cashing	$.40
Transfers	$.15
Inquiries	$.15
Rejections	$.15

II. NETWORK FEES - The fees paid by the card issuer for use of the Cartel Network.
*	Initiation fee (one-time upon implementation)		$1,000,000

*	Monthly fee		$100.00

*	Interface fee (monthly)	$
	- on-line		$500.00
	- on-line (through certified third party)		$100.00
	- batch interface		-0-
	CAF (per card record)		$.10

*	Switch fee (ATM/POB)
	Total Monthly CBANYS Volume
	0 - 500,000		$.082	per transaction
	500,001 - 750,000		$.08	per transaction
	750,001 - 1,000,000		$.078	per transaction
	over 1,000,000		$.075	per transaction

*	Switch fee (POS)		$.035	per transaction

III. ADDITIONAL SERVICES SELECTED BY PARTICIPANT
*	ATM connect/disconnect/relocation (one-time)	$125.00

*	ATM driving fee (monthly per terminal)	$100.00

*	ATM screen changes (per load file)	$100.00

*	ATM Surcharge feature
	- one-time	$250.00
	- monthly per terminal	$100.00
	- per transaction	$.05

*	Fee billing product (per card record per month)	$.04

*	Multiple PBF refresh (monthly)	$150.00

*	Auto-Auto dial RJE (one-time)	$200.00

*	Gateway access (monthly)	$100.00
	(access to all additional
*	regional/national networks)

*	Gateway transaction fee	$.08	per transaction
	(all other fees charged by the individual networks
	are pass through charges)

*	Card production
	- Cartel card (instant issue)	$1.20	per card
	- Cartel card (individual order)	$1.70	per card
	- Custom card (instant issue)	$1.15	per card, plus plastic
	- Custom card (individual order)	$1.65	per card, plus plastic

IV. MISCELLANEOUS
*	Communication costs
	- dial ATMs	$.06	per transaction
	- all other	pass through

*	Reports
	- via remote job entry	$-0-
	- printed page	$.09	per page plus postage
	- fiche page	$2.00	per page plus postage

*	Administrative terminal (with automated adjustment system)	$125.00	monthly
*	Adjustment processing-manual	$3.00	per adjustment

*	System testing	$100.00	per hour

EXHIBIT B

INTERFACE OPTIONS

ON-LINE
ON-LINE THRU CERTIFIED THIRD PARTY PROCESSOR
X	BATCH INTERFACE
X	CAF

Date:	May 14, 1999	INTEGRATED DELIVERY
TECHNOLOGIES, INC.

		By:	/s/
Authorized Officer

Date:	May 14, 1999	THE GREATER BUFFALO SAVINGS BANK

		By:	/s/
Authorized Officer

EXHIBIT C

ADDITIONAL SERVICES

X	ATM Terminal Driving
X	ATM Surcharging
Visa CheckCard
X	Mastermoney
Fee Filling Product
Multiple PBF Refresh
Auto-Auto Dial RJE
Card Production (check one
Cartel card (instant issue)
Cartel card (individual order)
Custom card (instant issue)
Custom card (individual order)

X	Gateway Access (list gateways)

	X		American Express	X	NYCE
	X		Cirrus (select one)	X	PLUS (select one)
		X	issuer & acquirer			issuer & acquirer
			acquirer only		X	acquirer only
	X		Discover	X	Visa
	X		Mastercard
	X		MoneyMaker

Date:	May 14, 1999	INTEGRATED DELIVERY
TECHNOLOGIES, INC.

		By:	/s/
Authorized Officer

Date:	May 14, 1999	THE GREATER BUFFALO SAVINGS BANK

		By:	/s/
Authorized Officer

ADDENDUM
TO
CARTEL NETWORK AGREEMENT

This Addendum is made as of July 6, 2000 by and between Midwest Payment Systems East, Inc. ("MPS") (f/k/a Integrated Delivery Technologies, Inc.) and the Participant named herein.

Whereas MPS and the Participant have entered into that certain Cartel Network Agreement, dated May 14, 1999 ("Cartel Network Agreement"), of which this Addendum is a part;

Whereas subject to the terms of this Addendum, MPS and Participant desire to provide automated teller machines ("ATMs") and to install, operate and market such ATMs in certain locations as listed on Exhibit A, which is attached and made a part of this Addendum;

Whereas MPS and Participant desire to assume certain duties and responsibilities with respect to the operation and maintenance of the ATMs.

Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

The duties and responsibilities of Participant are as follows:

  Participant will supply the necessary cash required to operate each ATM

  Participant will be responsible for the cash replenishment and balancing for each ATM.

  Participant will provide access to the ATM safe for each ATM, as reasonably necessary, to allow MPS to perform necessary maintenance duties on the ATM.

  The duties and responsibilities of MPS are as follows:

  MPS will acquire the necessary ATM hardware and software

  will pay all costs associated with delivery, installation, set-up and ATM signage

  MPS will be responsible for securing the necessary merchant contracts and paying any associated fees to the merchant

  Participant's name and logo will appear prominently on all ATM signage. An example of such ATM signage is located at exhibit B, which is attached and made a part of this Addendum

  MPS will use its best efforts to work with the merchant/owner of the locations listed at Exhibit A to provide Participant with the ability to display Participant signage inside and/or outside each location. Such signage will be designed and placed at each location, subject to the approval of the merchant/owner, at the sole expense of Participant.

  MPS will provide complete transaction processing and ATM program management services, including:

  ATM terminal driving and monitoring (7 days/24 hours)

  ATM hardware maintenance

  daily transaction settlement

  data communications expenses

  all required network interfaces

  MPS will receive all transaction income for all foreign (non-Participant) transactions performed at the ATMs listed on Exhibit A.

  MPS will pay Participant a fee as follows:
  Monthly transaction volumes will be aggregated for all terminals listed on Exhibit A. For any month that the average number of approved withdrawal transactions for all ATMs exceeds 2,500, MPS will pay Participant a fee. The fee paid to Participant will be $.10 per transaction for each approved withdrawal transaction that exceeds the product of, 2,500 times the number of locations listed on Exhibit A. The maximum monthly fees paid to Participant for any month will be equal to the amount Participant paid for cash replenishment and balancing costs. The fees will be paid to Participant on a monthly basis.

  In addition, the Parties agree as follows:

    For each ATM transaction performed by a Participant customer at the ATMs listed on Exhibit A, Participant will pay MPS the "Switch Fee" pursuant to the Cartel Network Agreement between MPS and Participant and the applicable Fee Schedule.

    There will be no surcharge fee charged to any Participant customer for transactions performed at the ATMs listed on Exhibit A.

    The term of this Addendum will commence on the date noted above and continue until July 1, 2003.

  Agreed to:

Greater Buffalo Savings Bank	Midwest Payment Systems East, Inc.

by: /s/	by: /s/
title: EVP	title: Vice President
date: 7/7/00	date: 7/7/00

  EXHIBIT A
  To
  Cartel Network Agreement Addendum

  ATM Locations:

Location Address

1.	Quality Markets
257 West Ferry St.
Buffalo, NY 14213

2.	Quality Markets
250 Elmwood Avenue
Buffalo, NY 14222

3.	Quality Markets
380 Central Park Plaza
Buffalo, NY 14214

4.	Quality Markets
1234 Abbott Road
Lackawanna, NY 14218

5.	Quality Markets
7134 Rochester Road
Lockport, NY 14094

6.	Quality Markets
1717 Sheridan Dr.
Kenmore, NY 14223

7.	Quality Markets
5274 Main Street
Williamsville, NY 14221

  EXHIBIT B
  To
  Cartel Network Agreement Addendum

  Example ATM signage attached